Exhibit 10.15

Schedule of Omitted Documents
of EZTrader, Inc.

Each of the following lenders, listed in the table below, has entered into Convertible Loan Agreement dated February 2014 between such lender and the Company. These agreements have not been filed as an exhibit pursuant to Instruction 2 of Item 601 of Regulation S-K; these documents are substantially identical in all material respects to Exhibit 10.11 to this Registration Statement on Form 10, except as noted below:

Lender	Loan amount	Shares	Exercise price
Gaia Services Limited	$1,000,000	2,857,143	$0.35
HRA Srl	$136,560	392,114	$0.35
Alfredo Caturano	$300,000	857,143	$0.35
Pairstech Premium Fund	$500,000	1,428,571	$0.35
Philipp Lehner	$249,197	714,286	$0.35
Paolo De Spirt	$99,679	285,714	$0.35
GAIA Services	$497,524	1,428,571	$0.35
	$2,782,960	7,963,542